UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 16, 2026

Blue Owl Capital Corporation II

(Exact Name of Registrant as Specified in Charter)

Maryland	814-01219	47-5416332
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

399 Park Avenue
New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 419-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On July 16, 2026, the Board of Directors of Blue Owl Capital Corporation II (the “Company”) declared a return of capital distribution of $0.62 per share to all shareholders for the third quarter. This distribution represents 7.5% of net asset value (“NAV”) as of December 31, 2025 and will be paid on or before July 22, 2026 to shareholders of record as of July 21, 2026. This distribution exceeds the Company’s previously announced strategy of prioritizing return of capital distributions of at least 5% of NAV per quarter.

Inclusive of this distribution and previously paid return of capital distributions, the Company will have returned approximately 43% of December 31, 2025 NAV, totaling $3.54 per share in the last four months. These distributions reflect the Company’s ability to generate shareholder liquidity through disciplined portfolio management and the strong pace of ordinary-course portfolio repayment activity.

The Company remains on track to achieve its previously communicated goal of paying return of capital distributions equal to 50% or more of December 31, 2025 NAV by year-end 2026.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99.1	Shareholder Letter, dated July 20, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Blue Owl Capital Corporation II

Date: July 20, 2026	By:	/s/ Jonathan Lamm
Jonathan Lamm
Chief Operating Officer and Chief Financial Officer